                                                                   Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.




                                                 /s/ Arthur Andersen LLP
                                                 -----------------------------
                                                    Arthur Andersen LLP



Los Angeles, California

September 22, 1997